UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(877) 617-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.
         On May 23, 2016, the Company held its Annual Meeting. Four proposals were submitted to and approved by the Company’s shareholders. The holders of 69,982,644 shares of the Company's common stock, or 97.35% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The proposals are described in more detail in the Proxy Statement. The final voting results on each such proposals were as follows:

Proposal 1.    To elect as directors the 11 nominees named in the Proxy Statement to the Board of Directors.

At the Annual Meeting, the shareholders elected each director nominee to the Board of Directors by the following votes:

	For	Withheld	Broker Non-Votes
Jerol E. Andres	60,435,972	5,493,189	4,053,483
Chris C. Casciato	60,442,841	5,486,320	4,053,483
Michael J. Connolly	60,445,190	5,483,971	4,053,483
Annette G. Elg	65,712,841	216,320	4,053,483
Dennis L. Johnson	60,445,490	5,483,671	4,053,483
J. LaMont Keen	65,713,041	216,120	4,053,483
James B. Lockhart III	65,712,838	216,323	4,053,483
Patricia L. Moss	65,739,349	189,812	4,053,483
Ryan R. Patrick	65,764,307	164,854	4,053,483
Thomas M. Wells	65,767,981	161,180	4,053,483
Terry E. Zink	65,767,358	161,803	4,053,483

Proposal 2.    To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 by the following votes:

For	Against	Abstain	Broker Non-Vote
69,923,255	51,026	8,363	—

Proposal 3.    To approve an amendment to the 2008 Performance Incentive Plan to increase the number of shares available for issuance under such plan.

Shareholders approved amendments to the Plan by the following votes:

For	Against	Abstain	Broker Non-Vote
52,445,062	13,468,761	15,338	4,053,483

Proposal 4.    To approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers.

Shareholders approved by a non-binding advisory vote the compensation paid to the Company’s Named Executive Officers by the following votes:

For	Against	Abstain	Broker Non-Vote
49,948,967	15,963,694	16,500	4,053,483

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

By:    /s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President &
Chief Financial Officer

Date:    May 27, 2016